Exhibit 10.2

OFFER LETTER CORRECTION

This Offer Letter Correction (the “Correction”) is entered into as of March 3, 2020, by and between Beyond Meat, Inc., a Delaware corporation (the “Company”), and Sanjay Shah (“you”).
RECITALS
WHEREAS, the Company and you have entered into that certain Offer Letter, dated as of August 1, 2019 (as amended from time to time, the “Agreement”); and
WHEREAS, the Company and you desire to revise the Agreement as provided herein to correct a clerical error with respect to the memorialization of the vesting schedule intended to apply to the restricted stock unit award contemplated by the Agreement and properly reflect the parties’ original intent with respect to such vesting schedule.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and you hereby agree to amend the Agreement as follows:
CORRECTION

1.	Correction. The second sentence of Section 5(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
“The RSUs will vest and become non-forfeitable over 4-years as follows: 1/8th of the RSUs will vest on the 27-month anniversary of your Commencement Date and 1/8th of the RSUs will vest in quarterly installments thereafter, subject to your continuous service through each vesting date.”

2.	Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

3.	Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Correction, the terms, conditions and provisions of this Correction shall govern and control.

4.
Entire Agreement. This Agreement, as modified by this Correction, together with any other document(s) referenced therein, constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Correction. This Correction may be executed in counterparts, each of which shall be an original and both of which taken together shall constitute one and the same instrument. This Correction may be executed and delivered by facsimile and, upon such delivery, the facsimile shall be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Offer Letter Correction to be executed by their duly authorized representatives, effective as of the date first written above.

BEYOND MEAT, INC.	SANJAY SHAH

By: /s/ Teri L. Witteman	Signature: /s/ Sanjay Shah
Name: Teri L. Witteman
Title: General Counsel & Secretary